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                              EXHIBIT INDEX

Exhibit

3.1      Articles of Incorporation of the Registrant, as amended to date

3.2      By-Laws of the Registrant, as amended to date

4.1 Pursuant to Item 601(b) (4) (iii) of Regulation S-K, instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries are not being filed as the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish copies of such instruments to the Commission upon request.

10.13 Exhibit 10.13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Deferred Compensation Plan for Outside Directors of Hibernia Corporation and Its Subsidiaries, as amended to date)

10.14 Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Hibernia Corporation Executive Life Insurance Plan)

10.16 Exhibit 4.7 to the Registration Statement on Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia Corporation 1987 Stock Option Plan, as amended to date)

10.28 Exhibit M and N to the Registrant's definitive proxy statement dated September 27, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank (National Association) and certain other lenders, including the Form of Warrant attached thereto)

10.29 Exhibit L to the Registrant's definitive proxy statement dated September 27, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank (National Association) and certain other lenders, as amended to date)

10.34 Exhibit C to the Registrant's definitive proxy statement dated September 27, 1992 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term Incentive Plan of Hibernia Corporation)

10.35 Exhibit A to the Registrant's definitive proxy statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993 Director Stock Option Plan of Hibernia Corporation)

10.36 Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission (Commission file number 0-7220) is hereby incorporated by reference (Employment Agreement between Stephen A. Hansel and Hibernia Corporation)

10.37     Employment Agreement between J. Herbert Boydstun and Hibernia
          Corporation

10.38     Employment Agreement between E. R. Campbell, Jr. and Hibernia
          Corporation

13        1994 Annual Report to security holders of the Registrant.

          Such Annual Report, except for those portions thereof which are expressly incorporated by reference into this report, is furnished for the information of the Commission and is not deemed "filed" as part of this report.

21        Subsidiaries of the Registrant

23        Consent of Independent Auditors

24        Powers of Attorney

27        Financial Data Schedule

28.5 Exhibit 28.5 to the Annual Report on Form 10-K dated June 24, 1994 filed with the Commission is hereby incorporated by reference (Annual Report of the Retirement Security Plan for the fiscal year ended December 31, 1993)

28.10 Exhibit 28.10 to a registration statement on Form S-3 (Registration Statement No. 33-55844) is hereby incorporated by reference (Agreement dated as of November 11, 1992 between and among the Company, certain of the Company's bank group lenders, and certain institutional and other investors)

28.11 Lock-Up Agreement between and among certain of the Company's bank group lenders and certain of the institutional and other investors party to the Agreement that constitutes Exhibit 28.10 (filed as an exhibit to Amendment No. 1 to Registration Statement No. 33-55844 filed December 21, 1992)

28.21 Exhibit 28.21 to a Current Report on Form 8-K dated November 16, 1994 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)

28.22 Exhibit 28.21 to a Current Report on Form 8-K dated December 7, 1994 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)

28.23 Exhibit 28.22 to a Current Report on Form 8-K dated January 27, 1995 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)

28.24 Exhibit 28.23 to a Current Report on Form 8-K dated March 2, 1995 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)

28.25 Exhibit 28.23 to a Current Report on Form 8-K dated March 20, 1995 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)